Exhibit 1

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Units representing limited partner interests of Mach Natural Resources LP (this “Agreement”), is being filed, and all amendments thereto will be filed, by BCE-Mach Aggregator LLC as designated filer on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: June 17, 2025

BCE-MACH AGGREGATOR LLC

/s/ William W. McMullen
Name:	William W. McMullen
Title:	Authorized Signatory

BAYOU CITY ENERGY MANAGEMENT LLC

/s/ William W. McMullen
Name:	William W. McMullen
Title:	Managing Partner

/s/ William W. McMullen
Name:	William W. McMullen